UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FLEETMATICS GROUP PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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On August 1, 2016, Fleetmatics Group PLC, a public limited company incorporated in Ireland (the “Company”), announced that the Company and Verizon Communications Inc., a Delaware corporation (“Verizon”), had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of the Company, whereby Verizon Business International Holdings B.V., a private limited company incorporated under the laws of the Netherlands and a wholly-owned subsidiary of Verizon, will acquire all of the issued and to be issued share capital of the Company not already owned by Verizon or its subsidiaries for cash by means of a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014 and in accordance with the Irish Takeover Panel Act 1997, Takeover Rules 2013, as amended (the proposed acquisition by Verizon of the Company is referred to as the “Acquisition”).

In connection with the Acquisition, the Company sent an email message to Company employees on August 18, 2016.

****

TO:	All Employees
FROM:	Jill Ward
DATE:	August 18, 2016
RE:	Verizon/Fleetmatics Acquisition – Continuing Communications

Hi everyone,

One very common set of questions that continues to come up relates to employee compensation and benefits following the completion of the merger. I’d like to share some summary information here, as well as direct you to the acquisition agreement that provides more detail, if you would like to read it yourself. In short, as part of the agreement, for a period of one year following the acquisition, Verizon has agreed to the following:

•	Pay employees of Fleetmatics at least the same base salary or wage rate, as applicable, as they received immediately prior to the acquisition.

•	Provide employee benefits (other than equity-related benefits) that in the aggregate are substantially comparable to either those made available to similarly-situated Verizon employees or to those provided to Fleetmatics employees as a group immediately prior to the acquisition, or any combination of the two.

Additionally, Verizon has agreed for fiscal year 2016 to continue to offer the same cash bonus opportunities for eligible employees as was in effect immediately prior to the closing of the acquisition (in terms of performance metrics and target bonus as a percentage of base compensation).

Please note that these obligations are effective with respect to employees only during their period of employment, for one year from the acquisition date or fiscal year 2016 in the case of cash bonus opportunities.

With regard to tenure and years of service and its impact on benefit plans, it’s important to point out that generally speaking each employee will be credited with his or her years with Fleetmatics and any company we have previously acquired to the same extent provided to Fleetmatics employees prior to the acquisition.

For more information about any of the above, please review our agreement with Verizon (and specifically Article 7.4 “Employment and Benefit Matters” on page 78 of the Rule 2.5 Announcement) which is available on Fleetmatics’ Investor Relations website page.

We’ll continue to discuss questions you have related to the acquisition as we go forward.

Please remember that at this juncture we are business as usual, and we need to stay focused on our customers and our goals!

Thanks, everyone, for all you do.

Jill

Cautionary Statement Regarding Forward-Looking Statements

This information contained in this document contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include estimated or anticipated future results, or other non-historical facts concerning Fleetmatics Group PLC (the “Company”) and its subsidiaries. Forward-looking statements also include those preceded or followed by the words “will”, “may”, “could”, “would”, “to be”, “might”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” or similar expressions. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the Company’ filings with the Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by the Company’s Quarterly Reports on Form 10-Q and other documents of the Company on file with the SEC or in the proxy statement on Schedule 14A that will be filed with the SEC by the Company. There may be additional risks that neither the Company nor Verizon Communications Inc. (“Verizon”) presently know or that the Company and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide the Company’s and Verizon’s expectations, plans or forecasts of future events and views as of the date of this report. The Company and Verizon anticipate that subsequent events and developments will cause the Company’s and Verizon’s assessments to change. However, while the Company and Verizon may elect to update these forward-looking statements at some point in the future, the Company and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s and Verizon’s assessments as of any date subsequent to the date of this report.

Important Additional Information to be Filed with the SEC

The Company, Verizon and Verizon Business International Holdings B.V. (“Bidco”) are parties to a Transaction Agreement, dated July 30, 2016 (the “Transaction Agreement”). In connection with the Acquisition (as defined in the Transaction Agreement), the Company will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by the Company with the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by the Company at ir.fleetmatics.com or by calling 781.577.4657.

Participants in the Solicitation

The Company and its directors, officers and employees may be considered participants in the solicitation of proxies from the Company shareholders in respect of the transactions contemplated by this report. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, is set forth in the materials filed by the Company with the SEC, including in the proxy statement for the Company’s 2016 Annual General Meeting of Shareholders, which was filed with the SEC on June 22, 2016, as supplemented by other Company filings with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available.

Statements Required by the Irish Takeover Rules

The Company’s directors accept responsibility for the information contained in this document relating to the Company and its subsidiaries and its directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Company’s directors (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The information contained in this document is for information purposes only and is not intended to, and does not, constitute or form any part of any offer or invitation, or the solicitation of an offer, to purchase or otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document, each as defined in the Transaction Agreement), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the Takeover Offer Document).

The information contained in this document does not constitute a prospectus or a prospectus equivalent document.

Disclosure Requirements of the Irish Takeover Rules

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of the Company, all “‘dealings” in any “relevant securities” of the Company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Irish time) on the “business” day following the date of the relevant transaction. This requirement will continue until the date on which the “offer period” ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of the Company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities”’ of the Company by Verizon or Bidco, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (Irish time) on the “business” day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.